EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements file no. 33-45089, file no. 333-04247, and file no. 333-17303.


ARTHUR ANDERSEN LLP
Atlanta, Georgia
February 21, 1997